Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-271092) pertaining to the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan and the Orchestra BioMed, Inc. 2018 Stock Incentive Plan,
(2)	Registration Statement (Form S-3 No. 333-274924) of Orchestra BioMed Holdings, Inc.,
(3)	Registration Statement (Form S-8 No. 333-278285) pertaining to the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan,
(4)	Registration Statement (Form S-3 No. 333-279430) Orchestra BioMed Holdings, Inc., and
(5)	Registration Statement (Form S-8 No. 333-285058) pertaining to the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan;

of our report dated March 31, 2025, with respect to the consolidated financial statements of Orchestra BioMed Holdings, Inc. included in this Annual Report (Form 10-K) of Orchestra BioMed Holdings, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 31, 2025